SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2015

YODLEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36639	33-0843318
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3600 Bridge Parkway, Suite 200

Redwood City, California 94065

(Address of principal executive offices)

(650) 980-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 19, 2015, pursuant to an Agreement and Plan of Merger, dated August 10, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among Envestnet, Inc. (“Envestnet”), Yale Merger Corp. (“Merger Sub”) and Yodlee, Inc. (“Yodlee”), Yodlee completed its merger with Merger Sub, with Yodlee surviving as a wholly owned subsidiary of Envestnet (such transaction, the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Yodlee’s Form 8-K filed August 11, 2015 and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2015, in connection with the closing of the Merger, Yodlee and its subsidiaries became direct or indirect subsidiaries of Envestnet and contemporaneously guaranteed Envestnet’s obligations under that certain Amended and Restated Credit Agreement, dated as of November 19, 2015 (the “Envestnet Credit Agreement”), among Envestnet, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of Montreal, as Administrative Agent (the “Administrative Agent”) and became a “Debtor” under the Security Agreement, dated November 19, 2015 (the “Envestnet Security Agreement”), among Envestnet, the Debtors time to time party thereto and the Administrative Agent. Pursuant to the Envestnet Credit Agreement, Envestnet may borrow an aggregate principal amount of up to $260.0 million, in the form of (i) term loans to be borrowed as of the closing of the Merger in the aggregate principal amount of $160.0 million, to fund a portion of the aggregate cash consideration payable in connection with the Merger, and (ii) revolving credit commitments in the aggregate amount of up to $100.0 million, which includes a $5.0 million subfacility for the issuance of letters of credit. Pursuant to the terms of the Envestnet Security Agreement, the obligations under the Envestnet Credit Agreement are secured by substantially all of Envestnet’s domestic assets and Envestnet’s pledge of 66% of the voting equity and 100% of the non-voting equity of certain of its first-tier foreign subsidiaries, including Yodlee and its relevant subsidiaries upon completion of the Merger.

The foregoing description of the Envestnet Credit Agreement and the Envestnet Security Agreement is qualified by reference to the full text of such documents, copies of which were filed by Envestnet with the Securities and Exchange Commission (the “SEC”) as Exhibits 10.1 and 10.2, respectively, to Envestnet’s current report on Form 8-K (filed with the SEC on November 19, 2015) and are hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 19, 2015, Yodlee held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the stockholders of Yodlee voted on the following matters in connection with the Merger:

Proposal One – Adoption of the Merger Agreement. The stockholders of Yodlee cast their votes on and approved the adoption of the Merger Agreement as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,878,071	188,189	95,583	N/A

Proposal Two – Adjournment of the Special Meeting. The stockholders of Yodlee cast their votes on and approved the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of such adjournment to approve such proposal as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,384,169	762,291	15,383	N/A

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 10, 2015, by and among Yodlee, Inc., Yale Merger Corp. and Envestnet, Inc. (incorporated by reference to Exhibit 2.1 of Yodlee, Inc.’s Current Report on Form 8-K filed on August 11, 2015).

10.1	Amended and Restated Credit Agreement, dated as of November 19, 2015, among Envestnet, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of Montreal, as Administrative Agent (incorporated by reference to Exhibit 10.1 to Envestnet, Inc.’s Current Report on Form 8-K filed on November 19, 2015).

10.2	Security Agreement, dated as of November 19, 2015, among Envestnet, Inc., the Debtors from time to time party thereto, and Bank of Montreal, as Administrative Agent (incorporated by reference to Exhibit 10.2 to Envestnet, Inc.’s Current Report on Form 8-K filed on November 19, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 20, 2015	YODLEE, INC.

	By:	/s/ MICHAEL ARMSBY
Michael Armsby Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 10, 2015, by and among Yodlee, Inc., Yale Merger Corp. and Envestnet, Inc. (incorporated by reference to Exhibit 2.1 of Yodlee, Inc.’s Current Report on Form 8-K filed on August 11, 2015).

10.1	Amended and Restated Credit Agreement, dated as of November 19, 2015, among Envestnet, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of Montreal, as Administrative Agent (incorporated by reference to Exhibit 10.1 to Envestnet, Inc.’s Current Report on Form 8-K filed on November 19, 2015).

10.2	Security Agreement, dated as of November 19, 2015, among Envestnet, Inc., the Debtors from time to time party thereto, and Bank of Montreal, as Administrative Agent (incorporated by reference to Exhibit 10.2 to Envestnet, Inc.’s Current Report on Form 8-K filed on November 19, 2015).